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                                                                    EXHIBIT 23.4

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 1999, except as to Notes 4 and 11, for which the date is March 31, 1999, relating to the financial statements of Acuity Corp., which appear in Amendment No. 6 to the Registration Statement on Form S-1 and in Form POS 462B filed on November 15, 1999 (File No. 333-86919).

                                        /s/ PricewaterhouseCoopers LLP

Austin, Texas
November 17, 1999